Exhibit 99.6(a)(b)


                    Opinion and Consent of Thomas P. McArdle

                                  Ameritas Variable Life Insurance Company Logo
                                      5900 "O" Street, Lincoln, Nebraska  68510

February 29, 1996



Ameritas Variable Life Insurance Company
5900 "O" Street
P.O. Box 81889
Lincoln, Nebraska  68501


Gentlemen:


This opinion is furnished in connection with the registration by Ameritas Variable Life Insurance Company of Nebraska of a flexible premium variable life insurance policy ("Contract") under the Securities Act of 1933. The prospectus included in Post-Effective Amendment No. 14 to Registration Statement No. 33-1978 on Form S-6 describes the Contract. The form of Contract was prepared under my direction and I am familiar with the Registration Statement and Exhibits thereto. This contract was developed and filed under Securities and Exchange Commission Rule 6E-3(T), as interpreted at this time by the SEC staff.

I hereby consent to the use of this opinion as an exhibit to the Post-Effective Amendment No. 14 to the Registration Statement and to the reference to my name under the heading "Experts" in the prospectus.

Very truly yours,


/s/ Thomas P. McArdle

Thomas P. McArdle
Assistant Vice President and
Associate Actuary